Exhibit (p)(2)



                JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

                                 CODE OF ETHICS

                                  (THE "CODE")

 PURSUANT TO RULE 204A-1 UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED,
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      AND RULE 17j-1 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED
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                                Table of Contents

1.  DEFINITIONS..............................................................1
2.  PURPOSE OF THE CODE......................................................4
3.  PROHIBITED PURCHASE AND SALES............................................5
4.  EXEMPT TRANSACTIONS......................................................6
5.  PROHIBITED BUSINESS CONDUCT..............................................7
6.  REPORTING OF SECURITIES HOLDINGS AND TRANSACTIONS........................9
7.  PRECLEARANCE OF IPOS BY ACCESS PERSONS..................................13
8.  REPORTING OF VIOLATIONS AND SANCTIONS...................................13
9.  ENFORCEMENT OF THIS CODE................................................13


1.    DEFINITIONS
      -----------

      1.1 ACCESS PERSON. As used in this Code, "Access Person" shall mean: (i) any director, manager, officer, general partner or "Advisory Person" (as defined below) of John Hancock Investment Management Services, LLC ("JHIMS"); (ii) any "Supervised Person" (as defined below) of JHIMS who has access to nonpublic information regarding the purchase or sale of securities by a "Fund" (as defined below), or nonpublic information regarding the portfolio holdings of any "Reportable Fund" (as defined below); or (iii) any Supervised Person who is involved in making securities recommendations to a Fund or who has access to such recommendations that are nonpublic.

      1.2   ADVISORY PERSON. As used in this Code, "Advisory Person" shall mean:
(a) any director, manager, officer, general partner or employee of JHIMS (or of any company in a "Control" (as defined below) relationship to JHIMS) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Covered Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, including any "Investment Person" or "Portfolio Manager" as defined below; or (b) any natural person in a Control relationship to JHIMS who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by that Fund.

      1.3 ACTIVE CONSIDERATION. As used in this Code, a Covered Security will be deemed under "Active Consideration" whenever a recommendation to purchase or sell the security has been made and communicated to the person or persons ultimately making the decision to buy or sell the security and whenever an Advisory Person focuses on a specific Covered Security and seriously considers recommending such security to the Fund. A Covered Security will be deemed under "Active Consideration" until any purchase or sale recommendation has been implemented or rejected or until the proper Advisory Person decides not to recommend the purchase or sale of the security to a Fund. A Covered Security will not be deemed under "Active Consideration" if such security is being reviewed only as part of a general industry survey or other broad monitoring of the securities market.

      1.4 AUTOMATIC INVESTMENT PLAN. As used in this Code, "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

      1.5 BENEFICIAL OWNERSHIP. As used in this Code, "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder. Beneficial Ownership may include members of a person's immediate family sharing the same household with such person.

      1.6 CHIEF COMPLIANCE OFFICER. As used in this Code, "Chief Compliance Officer" shall mean the Chief Compliance Officer of JHIMS appointed pursuant to Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), his or her designee, or such other person as may be authorized to perform the functions of a chief compliance officer.

      1.7 CONTROL. As used in this Code, "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

      1.8 COVERED SECURITY. As used in this Code, "Covered Security" shall mean a security as defined in Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, except that it shall not include:

      (a)   direct obligations of the Government of the United States;

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

      (b)   bankers' acceptances, bank certificates of deposit, commercial paper
            and  high  quality,   short-term  debt   instruments(1),   including
            repurchase agreements;

      (c)   shares issued by money market funds;

      (d) shares issued by open-end investment companies (i.e., mutual funds) registered under the 1940 Act other than Reportable Funds; and

      (e) units issued by a unit investment trust if the unit investment trust invests exclusively in open-end investment companies other than Reportable Funds.

      1.9 FEDERAL SECURITIES LAWS. As used in this Code, "Federal Securities Laws" shall mean the Securities Act of 1933 (the "1933 Act"), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the "SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or Department of Treasury.

      1.10 FUND. As used in this Code, "Fund" shall mean any existing or future series of a Trust. Such Funds are collectively referred to as the "Funds."

      1.11 INITIAL PUBLIC OFFERING. As used in this Code, "Initial Public Offering" shall mean an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

      1.12 INVESTMENT PERSON. As used in this Code, "Investment Person" shall mean (i) any employee of JHIMS (or of any company in a Control relationship to JHIMS) who in connection with his or her regular functions or duties, makes or participates in making, recommendations regarding the purchase or sale of securities by a Fund or (ii) any natural person who controls JHIMS and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by such Fund.

      A "Portfolio Manager" as defined below is an Investment Person.



----------------------------
(1) High quality, short-term debt instruments means any such instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

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

      1.13 LIMITED OFFERING. As used in this Code, "Limited Offering" shall mean an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) thereof or Rules 504, 505 or 506 thereunder.

      1.14 MANAGER. As used in this Code, "Manager" shall mean a Manager of JHIMS or such officer of JHIMS as may perform the functions of a principal executive officer.

      1.15 PORTFOLIO MANAGER. As used in this Code, "Portfolio Manager" shall mean the person or persons primarily responsible for the day-to-day management of a Fund.

      1.16 PURCHASE OR SALE OF A COVERED SECURITY. As used in this Code, "Purchase or Sale of a Covered Security" includes, INTER ALIA, the writing of an option to purchase or sell a Covered Security.

      1.17  REPORTABLE  FUND. As used in this Code, a  "Reportable  Fund" means:
(a) any investment company registered under the 1940 Act for which JHIMS serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or (b) any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls, is controlled by or is under common control with JHIMS.

      1.18 SUPERVISED PERSON. As used in this Code, a "Supervised Person" means any partner, officer, director, manager, general partner (or other person occupying a similar status or performing similar functions), or employee of JHIMS, or other person who provides investment advice on behalf of JHIMS and who is subject to the supervision and control of JHIMS.

      1.19 TRUST. As used in this Code, "Trust" shall mean each of John Hancock Trust, John Hancock Funds II and John Hancock Funds III, each a Massachusetts business trust registered as an open-end diversified investment company under the 1940 Act, and such Trusts shall be collectively referred to as the "Trusts."

2.    PURPOSE OF THE CODE
      -------------------

      2.1 This Code establishes standards of business conduct for JHIMS and its Supervised Persons and is designed to further the purposes of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. In general, JHIMS and its Supervised Persons are required to (1) always place the interests of the Funds first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility; (3) not take inappropriate advantage of their positions; and (4) comply with all applicable Federal Securities Laws.

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

      2.2 The Code is designed to prevent certain practices by JHIMS and certain Supervised Persons in connection with the purchase or sale, directly or indirectly, by such persons of securities held or to be acquired by a Fund. These include:

      (a)   employing any device, scheme or artifice to defraud a Fund;

      (b) making any untrue statement of a material fact to a Fund or omitting to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

      (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund;

      (d)   engaging in any manipulative practice with respect to a Fund; or

      (e) misusing material, non-public information obtained by such person in his or her capacity at JHIMS.

      The Code is also designed to require JHIMS to monitor transactions by Access Persons in shares of Reportable Funds, including the Funds, in which they may have a direct or indirect Beneficial Ownership interest.

3.    PROHIBITED PURCHASES AND SALES
      ------------------------------

      3.1 No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under Active Consideration for purchase or sale by a Fund; provided that for purposes of this section a Covered Security shall be deemed to be under Active Consideration until five business days shall have elapsed from the date a Fund ceased activity in the Purchase or Sale of such Covered Security.

      3.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership on the same day as or within seven calendar days before and after the Fund that he or she manages trades in that Covered Security.

      3.3 No Investment Person shall acquire, directly or indirectly, any Beneficial Ownership in any securities in an Initial Public Offering. Access Persons may acquire Beneficial Ownership in securities in an Initial Public Offering, subject to Section 7 of this Code.

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

      3.4 No Access Person shall acquire, directly or indirectly, Beneficial Ownership of any securities in a Limited Offering without the prior approval of the Chief Compliance Officer. This approval shall take into account whether the investment opportunity should be reserved for a Fund, whether the opportunity is being offered to an individual by virtue of his or her position with a Fund and any other relevant factors. If an Access Person is permitted to and has purchased a security in a Limited Offering, then: (a) such Access Person must disclose his or her ownership of the security if he or she has a material role in any subsequent consideration by a Fund to purchase the security; and (b) any decision by a Fund to purchase the security will be reviewed by at least two other Access Persons with no personal interest in the security.

      3.5 The prohibitions in this Section 3 shall be interpreted to include the purchase or sale by any Access Person of any convertible security, option or warrant of any issuer whose underlying securities are under Active Consideration by a Fund.

      3.6 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities of which such Investment Person has Beneficial Ownership within 60 calendar days.

      3.7 Any profits realized on transactions prohibited by this Section 3 shall be paid to the affected Fund or to a charitable organization designated by the Chief Compliance Officer and the Manager.

4.    EXEMPT TRANSACTIONS
      -------------------

      Except for the  prohibitions in Sections 3.3 and 3.4, the  prohibitions in
Section 3 of this Code shall not apply to the following transactions:

      (a) purchases or sales effected in any account over which an Access Person has no direct or indirect influence or Control;

      (b) purchases or sales of securities which are not eligible for purchase or sale by any of the Funds;

      (c) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      (d) purchases or sales which are non-volitional on the part of either the Access Person or the applicable Fund;

      (e)   purchases or sales which are part of an Automatic Investment Plan;

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

      (f) purchases or sales approved by the Chief Compliance Officer (or by another person designated by the Chief Compliance Officer and having no interest in the transaction) upon a showing of good cause. Good cause will be deemed to exist when unexpected hardship occasions the need for additional funds. A change in investment objectives will not be deemed "good cause;" and

      (g) purchases or sales approved by the Chief Compliance Officer (or by another person designated by the Chief Compliance Officer and having no interest in the transaction) when the purchases and sales have only a remote potential of harming a Fund because (1) such transactions are in a highly institutionalized market and would have little effect on such market; or (2) such transactions clearly are not related economically to the securities to be purchased, sold or held by a Fund.

5.    PROHIBITED BUSINESS CONDUCT
      ---------------------------

      5.1 No Supervised Person or Access Person shall, either directly or indirectly:

      (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with JHIMS or on nonpublic information regarding security transactions by a Fund, whether current or prospective, or the portfolio holdings of a Reportable Fund, including a Fund.

      (b) communicate non-public information regarding security transactions of a Fund, whether current or prospective, or the portfolio holdings of a Reportable Fund including a Fund, to anyone unless necessary as part of the regular course of the business of the applicable Fund or JHIMS. Non-public information regarding particular securities, including reports and recommendations of JHIMS or any subadviser to a Fund, must not be given to anyone who is not an officer or director of the applicable Trust or JHIMS without prior approval of the Chief Compliance Officer. Supervised Persons shall comply with each Fund's policy entitled "Procedures Regarding Disclosure of Portfolio Holdings" as such procedures may be amended from time to time.

      (c) accept a gift, favor, or service of more than DE MINIMIS value from any person or company which, to the actual knowledge of such Supervised Person, does business or might do business with a Fund, JHIMS, any subadviser to a Fund, or John Hancock Life Insurance Company (U.S.A.) or its affiliates;

      (d) buy or sell any security or any other property from or to a Fund, other than ordinary purchases and redemptions of shares of a Fund; this Section 5.1(d) shall not be construed to prohibit a Supervised Person from being an owner of a variable annuity contract or variable life insurance policy which is funded by John Hancock Trust;

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

      (e) violate any Federal Securities Laws applicable to JHIMS or a Fund.

      5.2 No Investment Person shall serve on the board of directors of any publicly traded company without prior authorization from the Chief Compliance Officer based upon a determination that such board service would be consistent with the interests of the Funds and their shareholders. Any Investment Person so authorized to serve as a director will be isolated from other persons having responsibility for making investment decisions for a Fund with respect to any securities of such publicly traded company through a "Chinese Wall" or other procedures.

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


6.    REPORTING OF SECURITIES HOLDINGS AND TRANSACTIONS
      -------------------------------------------------

      6.1 INITIAL AND ANNUAL REPORTING. Every Access Person shall provide to the Chief Compliance Officer within 10 days after becoming an Access Person and annually thereafter (on a date chosen by the Chief Compliance Officer) a report listing:

      (a) all Covered Securities in which he or she has any direct or indirect Beneficial Ownership. The information in the initial report regarding Covered Securities must be current as of a date no more than 45 days before the date on which the person becomes an Access Person. The information in the annual report regarding Covered Securities must be current as of a date no more than 45 days before the report is submitted.

      (b) Covered Securities include all variable annuity contracts or variable insurance policies which are funded by insurance company separate accounts organized as unit investment trusts that use one or more Reportable Funds as underlying investments and which provide the Access Person with any direct or indirect Beneficial Ownership of shares of John Hancock Trust ("Insurance Contracts").

      6.2   CONTENTS OF INITIAL  AND ANNUAL  REPORTS.  The  reports  required by
Section 6.1 shall include:

      (a) With respect to information required by Section 6.1(a), (i) the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership (and with respect to initial reports, when the person became an Access Person); (ii) the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person (and with respect to initial reports, when the person became an Access Person); and (iii) the date that the report is submitted by the Access Person.

      (b) With respect to information required by Section 6.1(b), the name of the insurance company issuing, and the contract number of, each Insurance Contract and the date that the report is submitted by the Access Person.

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

      6.3 QUARTERLY REPORTING. Within 30 days after the end of a calendar quarter, an Access Person shall report to the Chief Compliance Officer any transaction during the quarter in a Covered Security in which he or she had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership.

      6.4 CONTENTS OF QUARTERLY REPORTS. Any quarterly transaction reports required by Section 6.3 shall state:

      (a) the title (and, as applicable, the exchange ticker symbol or CUSIP number) and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the Covered Security involved;

      (b) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

      (c)   the price of the security at which the transaction was effected;

      (d) the name of the broker, dealer or bank with or through which the transaction was effected; and

      (e)   the date that the report is submitted by the Access Person.

      6.5 OTHER REPORTING. Within 30 days after the end of a calendar quarter, an Access Person shall report to the Chief Compliance Officer:

      (a) With respect to any account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, any such quarterly report shall include (i) the name of the broker, dealer or bank with which the Access Person established the account;
(ii) the date the account was established; and (iii) the date the report is submitted by the Access Person.

      (b) With respect to any Insurance Contract issued during the quarter, any such quarterly report shall include the name of the insurance company issuing, and the contract number of, the Insurance Contract and the date the report is submitted.

      6.6   EXCEPTIONS FROM REPORTING REQUIREMENTS.
            --------------------------------------

      An Access Person need not make:

      (a) any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or Control;

      (b) a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan;

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

      (c) a quarterly transaction report or other quarterly report if the report would duplicate information contained in broker trade confirmations or account statements that JHIMS holds in its records so long as JHIMS receives such broker trade confirmations or account statements no later than thirty calendar days after the applicable calendar quarter; and

      (d) any quarterly transaction report with respect to transactions involving: (i) shares of John Hancock Trust that are owned beneficially through insurance contracts funded by insurance company separate accounts that use one or more series of John Hancock Trust as underlying investments, (ii) units of the insurance contracts described in subsection (i) of this paragraph, or (iii) shares of Reportable Funds that are owned beneficially through the 401(k) plan for employees of John Hancock Life Insurance Company (U.S.A), only to the extent that the information required by Section 6.4 relating to any transactions identified in subsections (i), (ii), or (iii) of this paragraph would duplicate account statements that JHIMS holds in its records no later than thirty calendar days after the applicable calendar quarter.

      6.7   DISCLAIMER  OF  BENEFICIAL  OWNERSHIP.  Any report  required by this
Section 6 may also contain a statement declaring that the reporting of any transaction shall not be construed as an admission by the Access Person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

      6.8 PROVISION OF CODE OF ETHICS TO EACH SUPERVISED PERSON AND/OR ACCESS PERSON. JHIMS shall provide each Supervised Person and/or Access Person with a copy of this Code and all amendments thereto. Each Supervised Person and/or Access Person shall provide the Chief Compliance Officer with a written acknowledgement of his or her receipt of this Code and any amendments.

      6.9 ACCESS PERSON CERTIFICATIONS. Each Access Person shall certify: (a) within 10 days of becoming an Access Person, that he or she has read and understood this Code and the "Policy Statement and Procedures on Insider Trading" of JHIMS, as amended from time to time (the "Policy Statement"), and recognizes that he or she is subject to this Code and the Policy Statement; and
(b) annually, that he or she has read and understood this Code and the Policy Statement and recognizes that he or she is subject to this Code and the Policy Statement, that he or she has complied with all the requirements of this Code and the Policy Statement, and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

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

      6.10 REVIEW OF REPORTS AND CERTIFICATIONS. The Chief Compliance Officer shall review the reports and certifications submitted by Access Persons pursuant to this Code, as well as any account statements that JHIMS holds in its records (as described in Section 6.6), for any violations of this Code.

      6.11 ANNUAL REPORTS TO THE BOARD OF TRUSTEES OF THE TRUSTS. At least annually, the Chief Compliance Officer shall report to the Manager and to the Board of Trustees of each Trust regarding:

      (a) all existing procedures concerning personal trading activities and any procedural changes made during the past year;

      (b)   any recommended changes to this Code or such procedures; and

      (c) any issues arising under this Code since the last report to the Manager and the Board of Trustees of the applicable Trust, including, but not limited to, information about any material violations of this Code and any sanctions imposed in response to any material violations.

      The Chief Compliance Officer shall also certify to the Board of Trustees of each Trust at least annually that JHIMS has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

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

7.    PRECLEARANCE OF IPOS BY ACCESS PERSONS
      --------------------------------------

      Except for Investment Persons, an Access Person must obtain the prior written approval of the Chief Compliance Officer prior to directly or indirectly acquiring Beneficial Ownership in any security in an Initial Public Offering. Investment Persons are subject to Section 3.3 of this Code.

8.    REPORTING OF VIOLATIONS AND SANCTIONS
      -------------------------------------

      8.1 Every Supervised Person aware of any violation of this Code shall promptly report the violation to the Chief Compliance Officer.

      8.2 Upon learning of a violation of this Code, JHIMS may impose such sanctions as it deems appropriate under the circumstances, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the applicable Trust.

9.    ENFORCEMENT OF THIS CODE
      ------------------------

      The Chief Compliance Officer shall have primary responsibility for enforcing this Code.

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